 Exhibit 99-1

CLASSIC BOND DEVELOPMENT LIMITED

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2010

CLASSIC BOND DEVELOPMENT LIMITED

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2010

INDEX TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Page
Condensed Consolidated Balance Sheets - at June 30, 2010 - unaudited and December 31, 2009	F-1
Condensed Consolidated Statements of Income and Comprehensive Income - unaudited	F-2
Condensed Consolidated Statements of Stockholders’ Equity - unaudited	F-3
Condensed Consolidated Statements of Cash Flows - unaudited	F-4
Notes to Condensed Consolidated Financial Statements - unaudited	F-5 - F-17

CLASSIC BOND DEVELOPMENT LIMITED

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2010	2009
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$5,384,556	$3,061,856
Restricted cash	1,652,322	1,645,411
Rental deposit	177,541	144,504
Equipment deposit	15,088	81,217
Inventory	216,983	204,971

Total current assets	7,446,490	5,137,959

Property and equipment, net	4,591,473	3,572,696
Intangible assets, net	135,222	-

Total assets	$12,173,185	$8,710,655

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Short term loan	$146,873	$146,259
Accounts payable	56,678	33,979
Deferred revenue	727,543	775,985
Payroll and payroll related liabilities	117,591	124,390
Income and Other Tax Payables	778,335	525,470
Accrued expenses	60,573	43,126
Amount due to director	200,970	5,162
Acquisition consideration payable	148,618	-

Total current liabilities	2,237,181	1,654,371

Commitments and contingencies

Stockholders' Equity
Common stock (No Par Value; 2,000,000 shares authorized; 2,000,000 and 1,358,954 shares issued and outstanding at June 30, 2010 and December 31, 2009, respectively)	1,625,286	1,373,674
Statutory reserves	718,744	718,744
Retained earnings	7,340,930	4,752,871
Accumulated other comprehensive income	251,044	210,995

Total stockholders’ equity	9,936,004	7,056,284

Total liabilities and stockholders’ equity	$12,173,185	$8,710,655

The accompanying notes are an integral part of the condensed consolidated financial statements

CLASSIC BOND DEVELOPMENT LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
UNAUDITED

		For The Three Months Ended			For The Six Months Ended
		June 30			June 30
		2010	2009		2010	2009

Revenue		$4,581,308	$3,595,057		$8,302,413	$6,799,760

Cost of revenue
Depreciation		358,369	219,787		689,999	504,787
Salary		260,008	201,156		488,531	386,537
Rent		235,781	206,577		442,480	401,711
Utility		370,164	345,515		714,213	657,616
Business tax and surcharge		1,083,303	850,078		1,963,471	1,607,914
Others		199,801	315,761		368,871	539,601
		2,507,426	2,138,874		4,667,565	4,098,166

Gross profit		2,073,882	1,456,183		3,634,848	2,701,594

Operating Expenses
Selling expenses		-	-		-	-
General and administrative
expenses		213,309	40,684		275,982	78,337

Total operating expenses		213,309	40,684		275,982	78,337

Income from operations		1,860,573	1,415,499		3,358,866	2,623,257

Non-operating income (expenses)
Interest income		2,460	458		2,460	359
Other income		-	-		-	(159)
Interest expenses		(5,854)	-		(4,713)	-
Other expenses		(62)	(254)		(33)	-

Total other income (expenses)		(3,456)	204		(2,286)	200

Net income before income taxes		1,857,117	1,415,703		3,356,580	2,623,457
Income taxes		434,657	280,462		768,521	497,040

	$
		1,422,460			2,588,059
Net income	$		1,135,241	$		$2,126,417

Other comprehensive income
Foreign currency translation		38,927	(7,945)		40,049	(4,468)
	$

Comprehensive income		$1,461,387	1,127,296		$2,628,108	$2,121,949

Income per share		1.01	0.84		1.88	1.58

Weighted average Common Stock outstanding		1,405,573	1,348,279		1,377,084	1,348,279

The accompanying notes are an integral part of the condensed consolidated financial statements

CLASSIC BOND DEVELOPMENT LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

					Accumulated
	Common Stock				other	Total
			Statutory	Retained	comprehensive	stockholders’
	Shares	Amount	reserves	Earnings	income	Equity

Balance at December 31, 2008(1)	1,358,954	$1,373,674	$399,802	$683,364	$202,037	$2,658,877
Transfers to statutory reserves	-	-	318,942	(318,942)	-	-
Net income for the year	-	-	-	4,388,449	-	4,388,449
Foreign currency translation difference	-	-	-	-	8,958	8,958
Balance at December 31, 2009	1,358,954	$1,373,674	718,744	$4,752,871	$210,995	$7,056,284
Issuance of common stock for cash	641,046	82,715	-	-	-	82,715
Contributed capital by existing shareholders of Junlong		168,897	-	-	-	168,897
Net income for the period	-	-	-	2,588,059	-	2,588,059
Foreign currency translation difference	-	-	-	-	40,049	40,049

Balance at June 30, 2010	2,000,000	$1,625,286	$718,744	$7,340,930	$251,044	$9,936,004

(1) The Company issued common stock of 1,308,954 shares for reorganization at June 23, 2010 and such issuance of common stock deemed as the opening common stock of the Company since January 1, 2009 for computation of the weighted average of the common stock.

The accompanying notes are an integral part of the condensed consolidated financial statements

CLASSIC BOND DEVELOPMENT LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
UNAUDITED

	For The Six Months Ended
	June 30
	2010	2009
Cash flows from operating activities
Net income	$2,588,059	$2,126,417
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	704,376	625,766
Amortization	5,799	-
Changes in operating assets and liabilities:

Rental deposit	(21,334)	(6,722)
Inventory	(11,109)	(138,257)
Accounts payable	22,448	171,111
Amount due to director	195,037	(46,187)
Payroll and payroll related liabilities	(7,293)	(38,172)
Accrued expenses	17,200	9,294
Deferred revenue	(51,503)	283,627
Other tax payable	249,699	(429,326)

Net cash provided by operating activities	3,691,379	2,557,551

Cash flows from investing activities
Acquisition of property, plant and equipment	(1,292,087)	(1,296,251)
Acquisition of cafes	(348,839)	-

Net cash used in investing activities	(1,640,926)	(1,296,251)

Cash flows from financing activities
Issuance of shares for cash	251,612	-

Net cash used in financing activities	251,612	-

Effect of foreign currency translation on cash and cash equivalents	20,635	(6,103)

Net increase in cash	2,322,700	1,255,197

Cash- beginning of period	3,061,856	1,112,646

Cash- end of period	$5,384,556	$2,367,843

Supplemental disclosure of cash flow information
Cash paid during the period
Interest paid	$2,383	$-
Income tax paid	$333,927	$216,684

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVIES:
Summary of Assets Acquired from Acquisitions:
Net Property and Equipment	$346,003	$-
Other Current Assets	10,973	-
Intangible Assets	140,481	-
Net Assets Acquired	$497,457	$-

The accompanying notes are an integral part of the condensed consolidated financial statements

CLASSIC BOND DEVELOPMENT LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2010 AND 2009

1. Organization and Nature of Business

Classic Bond Development Limited (“Classic Bond” or the “Company”) was incorporated on November 2, 2009 in the British Virgins Islands (“BVI”) with 50,000 authorized common stock with no par value. On November 2, 2009, 50,000 common stock at $0.129 (HK$1) each were issued for cash at $6,452 (HK$50,000) to several shareholders including Mr. Guo Dishan who is the 65% equity interest shareholder and the sole director of the Company. During the reporting periods, it acted as an investment holding company only and did not have any other activities.

On June 23, 2010, the Company further issued 1,950,000 shares of common stock to 42 individuals to raise fund of $82,715 (HK$641,046) for 641,0461 shares and 1,308,954 shares associated with the reorganization of the Company at a value of $167,519 (HK$1,308,954) which is reflected as contributed capital by existing shareholders of Junlong. At June 30, 2010 and December 31, 2009, 2,000,000 and 50,000 shares of Common Stock were issued and outstanding.

The Company is in the business of operations of internet café, throughout the Lungang District of Shenzhen in Province of Guangdong of People's Republic of China ("PRC"). The Company conducts its operations through the following subsidiaries: (a) a wholly-owned subsidiary of the Company located in the PRC: Shenzhen Zhonghefangda Network Technology Co., Ltd. (“Zhonghefangda”) and (b) an entity located in the PRC: Shenzhen Junlong Culture Communication Co., Ltd. (“Junlong’), which is controlled by the Company through contractual arrangements between Zhonghefangda and Junlong, as if Junlong were a wholly-owned subsidiary of the Company.

The condensed consolidated financial statements include the accounts of Classic Bond Development Limited, (“Classic Bond”) Zhonghefangda and the VIE-Junlong. All significant intercompany balances and transactions have been eliminated in the consolidation. The interim condensed consolidated financial statements included herein, presented in accordance with United States generally accepted accounting principles and stated in US dollars, have been prepared by the Company, pursuant to the rules and regulations of the Securities and Exchange Commission. These statements reflect all adjustments, consisting of normal recurring adjustments, which, in the opinion of management, are necessary for fair presentation of the information contained therein. It is suggested that these interim condensed consolidated financial statements be read in conjunction with the financial statements of the Company for the year ended December 31, 2009 and 2008. The Company follows the same accounting principles in the preparation of the interim consolidated financial statements.

Results of operations for the interim periods are not indicative of annual results.

Reorganization

On June 11, 2010, to protect the Company’s shareholders from possible future foreign ownership restrictions, Zhonghefangda and Junlong entered into a series of agreements. Under these agreements Zhonghefangda obtained the ability to direct the operations of Junlong and to receive a majority of the residual returns. Therefore, management determined that Junlong became a variable interest entity (“VIE”) under the provisions of Financial Accounting Standards Board (“FASB”) ASC 810-10 and Zhonghefangda was determined to be the primary beneficiary of Junlong. Accordingly, beginning June 11, 2010, Zhonghefangda is able to consolidate the assets, liabilities, results of operations and cash flows of Junlong in the financial statements. Because the legal representatives and ultimate major stockholder of Zhonghefangda and Junlong is the same person, Mr. GouDishan, Zhonghefangda and Junlong were deemed, until June 11, 2010, to be under the common control.

On June 10, 2010, Classic Bond formed Shenzhen Zhonghefangda Network Technology Co., Ltd. (“Zhonghefangda”) and Mr. GouDishan is the legal representative of Zhonghefangda and thereafter Zhonghefangda becomes a wholly owned subsidiary of Classic Bond and the whole reorganization is completed.

There is no minority interest as all the shareholders of Junlong are also the shareholders of Classic bond. The controlling stockholder, Mr. Gou Dishan, of Classic Bond, Zhonghefangda and Junlong before and after the aforesaid series of reorganization is the same, therefore such reorganization has been accounted for as a reorganization of entities under common control, resulting in a recapitalization of Junlong whereby the historical financial statements and operations of Zhonghefangda and Junlong become the historical financial statements of Classic Bond, with no adjustment to the carrying value of their assets and liabilities.

CLASSIC BOND DEVELOPMENT LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2010 AND 2009

Organization and Nature of Business - Continued

Shenzhen Zhonghefangda Network Technology Co., Ltd. (“Zhonghefangda”)

Zhonghefangda , Classic Bond’s wholly-owned subsidiary, was incorporated in People’s Republic of China (“PRC”) on June 10, 2010 with registered capital of $129,032 (HK$1 million). Zhonghefangda is engaged in provision of management and consulting services.

Exclusive Management and Consulting Agreement

On June 11, 2010, Zhonghefangda signed exclusive management and consulting services agreement with Junlong. Pursuant to the agreement, Zhonghefangda agreed to provide management and consulting services to Junlong, upon request, in connection with the operation of the Business. The agreement provides that Junlong will compensate Zhonghefangda in consideration for its right to receive the aggregate net profit of Junlong for a period of twenty (20) years and for succeeding periods of the same duration until terminated by both parties under agreed conditions. Zhonghefangda will reimburse to Junlong the full amount of any net losses incurred by Junlong during the term of this agreement. As a result of entering into the exclusive management and consulting agreement, Zhonghefangda should be deemed to control Junlong as a Variable Interest Entity and should be consolidated in the accompanying financial statements.

Shenzhen Jun Long Culture Communication Co., Ltd. (“Junlong”),

Junlong is a Chinese enterprise organized in the People’s Republic of China (“PRC”) on December 26, 2003 in accordance with the Laws of the People’s Republic of China with the registered capital of $0.136 million (equivalent to RMB 1 million). In 2001, the Chinese government imposed higher capital (RMB10 million for regional internet café chain and RMB50 million for national internet café chain) and facility requirements for the establishment of internet cafes. On August 19, 2004, Junlong was granted approval from Shenzhen Municipal People’s Government to increase its registered capital by $1,230,500 from $136,722 to $1,367,222 million (increased by RMB 9 million, from RMB 1 million to RMB 10 million) The capital verification process has been completed.

In 2005, Junlong obtained internet cafe licenses of operating internet café chain from the Ministry of Culture, and opened the internet first cafe in April, 2006 and our member can access internet at our venues. We start internet cafes since 2006, we have 10 internet cafes opened in 2006, 3 internet cafes opened in 2007, 10 internet cafes opened in 2008, 5 internet cafes opened in 2009, 4 internet cafes opened in the first six months of 2010. In addition, we acquired 2 cafes in April, 2010, as result, we own 36 internet cafes within the Lungang District of Shenzhen.

CLASSIC BOND DEVELOPMENT LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2010 AND 2009

2. Summary of Significant Accounting Policies

(a) Basis of presentation

The Company’s accounting policies used in the preparation of the accompanying financial statements conform to accounting principles generally accepted in the United States of America ("US GAAP") and have been consistently applied.

(b) Use of estimates

In preparing financial statements in conformity with US GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported periods. Actual results could differ from those estimates

Significant Estimates

These financial statements include some amounts that are based on management's best estimates and judgments. The most significant estimates relate to depreciation of property, plant and equipment, the valuation allowance for deferred taxes, impairment testing of long-lived assets and various contingent liabilities. It is reasonably possible that the above-mentioned estimates and others may be adjusted as more current information becomes available, and any adjustment could be significant in future reporting periods.

(c) Revenue recognition

Internet café members purchase prepaid IC cards which include stored value that will be deducted based on time usage of computer at the internet cafe. Revenues derived from the prepaid IC cards at the internet café are recognized when services are provided. This is based upon the usage of computer time at the internet cafe. Outstanding customer balances in the IC cards are included in deferred revenue on the balance sheets. The Company does not charge any service fees that cause a decrement to customer balances. There is no expiration date for IC cards.

The Company also records revenue from commission received from the sale of third parties on-line gaming cards, snacks and drinks. Commission revenue amounted to 20% of the value of the on-line gaming cards, snacks and drinks is recognized at the time the gaming cards, etc. are sold to customers. During the three months ended June 30, 2010 and 2009, the commission income was $37,896 and $31,130, less than 1% of total revenue. During the six months ended June 30, 2010 and 2009, the commission income was $67,222 and $56,071, less than 1% of total revenue.

CLASSIC BOND DEVELOPMENT LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2010 AND 2009

2. Summary of Significant Accounting Policies - Continued

(d) Cost of goods sold

Cost of goods sold consists primarily of depreciation of Café computer equipment and hardware, overhead associated with the internet cafes, including rental payments, utilities, business tax and surcharge. Companies in China are generally subject to business tax and related surcharges by various local tax authorities at rates ranging from 5% to 6% on gross revenue generated from internet cafés.

(e) Credit risk

The Company may be exposed to credit risk from its cash at bank, fixed deposits. An allowance has been made for estimated irrecoverable amounts determined by reference to past default experience and the current economic environment.

(f) Cash and cash equivalents

Cash and cash equivalents include cash on hand, cash accounts, interest bearing savings accounts and time certificates of deposit with a maturity of three months or less when purchased.

(g) Restricted cash

At June 30, 2010 and December 31, 2009, restricted cash of $1,652,322 (equivalent to RMB11,250,000) represented cash held by two escrow agents on behalf of the company for registered capital and operating cash flow purposes of two new subsidiary companies to be established in Yiwu city, Zhejiang province and Anshun city, Guizhou province.

(h) Inventory

Inventory represented the IC cards we purchased from IC cards manufacturer. Inventories are stated at the lower of cost or market value. Cost is determined using the first-in, first-out (FIFO) method.

(i) Fair Value of Financial Instruments

FASB accounting standard requires disclosing fair value to the extent practicable for financial instruments that are recognized or unrecognized in the balance sheet. The fair value of the financial instruments disclosed herein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement.

For certain financial instruments, including cash, accounts payable, short-term loans, accruals and other payables, it was assumed that the carrying amounts approximate fair value because of the near term maturities of such obligations.

(j) Equipment Deposits

The Company prepaid the equipments deposits to the computer suppliers for purchase of computer and equipments for the new internet cafes.

CLASSIC BOND DEVELOPMENT LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2010 AND 2009

2. Summary of Significant Accounting Policies - Continued

(k) Property, plant and equipment

Property, plant and equipment, comprising computer equipment and hardware, leasehold improvements, office furniture and vehicles and are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives listed below.

Estimated Useful Lives
Leasehold improvement	Lesser of term of the lease or the estimated useful lives of the assets
Café computer equipment and hardware	5 years

Café furniture and fixtures	5 years

Office furniture, fixtures and equipments	5 years

Motor vehicles	5 years

(l) Intangible Assets

Our intangible assets consist of definite-lived assets subject to amortization such as Business License and Customer Lists. In April 2010, we acquired Langman internet café and Chaosu internet café with the total amount of $141,021 and allocated the purchase price to tangible assets, Business License of $59,495 and Customers Lists of $81,526 based on internal management. The useful lives of the Business License is 9 to 15 years and we amortized the customer lists by 5 years. We calculate amortization of the definite-lived intangible assets on a straight-line basis over the useful lives of the related intangible assets.

(m) Deferred Revenue

Deferred revenue represents amounts from the IC cards that are unused balance. The Outstanding customer balances are $727,543 and $775,985 as at June 30, 2010 and December 31, 2009 and are included in deferred revenue on the balance sheets.

(n) Comprehensive income

The Company follows the FASB’s accounting standard. Comprehensive income is defined as the change in equity of a company during a period from transactions and other events and circumstances excluding transactions resulting from investments from owners and distributions to owners. For the Company, comprehensive income for the periods presented includes net income and foreign currency translation adjustments.

(o) Income taxes

Income taxes are provided on an asset and liability approach for financial accounting and reporting of income taxes. Current tax is based on the profit or loss from ordinary activities adjusted for items that are non-assessable or disallowable for income tax purpose and is calculated using tax rates that have been enacted or substantively enacted at the balance sheet date. Deferred income tax liabilities or assets are recorded to reflect the tax consequences in future differences between the tax basis of assets and liabilities and the financial reporting amounts at each year end. A valuation allowance is recognized if it is more likely than not that some portion, or all, of a deferred tax asset will not be realized.

(p) Consolidation of Variable Interest Entities

According to the requirements of Statement of Financial Accounting Standards No. 810-10, “Variable interest Entities”, the company has evaluated the economic relationships of its wholly owned subsidiary, Shenzhen Zhonghefangda Network Technology Co., Ltd. (“Zhonghefangda”) with Junlong and has determined that it is required to consolidate Zhonghefangda and Junlong pursuant to the rules of FASB ASC Topic 810-10. Therefore Junlong is considered to be a VIE, as defined by FASB ASC Topic 810-10, of which Classic Bond is the primary beneficiary. Classic Bond, as mentioned above, will absorb a majority of the economic risks and rewards of all of these VIEs that are being consolidated in the accompanying financial statements.

CLASSIC BOND DEVELOPMENT LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2010 AND 2009

2. Summary of Significant Accounting Policies - Continued

(q) Foreign currency translation

Assets and liabilities of the Company with a functional currency other than US$ are translated into US$ using period end exchange rates. Income and expense items are translated at the average exchange rates in effect during the period. Foreign currency translation differences are included as a component of Accumulated Other Comprehensive Income in Stockholders’ Equity.

The exchange rates used to translate amounts in RMB into USD for the purposes of preparing the financial statements were as follows:

	6/30/2010	6/30/2009
Year end RMB : USD exchange rate	6.80860	6.83610
Average yearly RMB : USD exchange rate	6.83475	6.83603

	12/31/2009	12/31/2008
Year end RMB : USD exchange rate	6.8372	6.8542
Average yearly RMB : USD exchange rate	6.8409	6.9623

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into USD at the rates used in translation.

(r) Post-retirement and post-employment benefits

The Company contributes to a state pension plan in respect of its PRC employees. Other than the above, neither the Company nor its subsidiary provides any other post-retirement or post-employment benefits.

(s) Earnings per Common Share

No basic income/loss per common share has been calculated based on the weighted average number of shares outstanding during the period since the Company is a Chinese company with stated capital, without number of shares.

(t) Retained earnings-appropriated

In accordance with the relevant PRC regulations and the Company’s PRC articles of association, Junlong is required to allocate their respective net income to statutory surplus reserve.

(u) Statutory surplus reserve

In accordance with the relevant laws and regulations of the PRC and the articles of associations of the Company, Junlong is required to allocate 10% of their net income reported in the PRC statutory accounts, after offsetting any prior years’ losses, to the statutory surplus reserve, on an annual basis. When the balance of such reserve reaches 50% of the respective registered capital of the subsidiaries, any further allocation is optional.

The statutory surplus reserves can be used to offset prior years’ losses, if any, and may be converted into registered capital, provided that the remaining balances of the reserve after such conversion is not less than 25% of registered capital. The statutory surplus reserve is non-distributable.

CLASSIC BOND DEVELOPMENT LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2010 AND 2009

2. Summary of Significant Accounting Policies - Continued

(v) Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

3. Business Acquisition - Acquisition of Langman internet café on April 6, 2010 and Chaosu internet café on April 16, 2010.

The Company acquired property, plant and equipment, other current assets and intangible assets of Langman internet café on April 6, 2010 and Chaosu internet café on April 16, 2010 for total gross consideration amount of $497,457 (RMB3,400,000). The intangible assets are comprised of business licenses. In accordance with the purchase method of accounting, the estimated fair market value of these assets has been included in the consolidated financial statements from the date of acquisitions.

For the six months ended June 30, 2010, the Company paid $348,839 (RMB2,388,118) of the purchase consideration of $497,457 (RMB3,400,000) and the balance of $148,618(RMB1,011,882) recorded under current liabilities of acquisition consideration payable. This amount was settled on July 28, 2010.

The Company has deemed these acquisitions immaterial to the operation.

All intangible and tangible assets acquired, based on their estimated fair values, were determined by the internal management and were as follows:

Property, plant, and equipment	$346,003
Other current assets	10,973
Intangible assets	140,481

Net assets acquired	$497,457

4. Cash and Cash Equivalents

Cash and cash equivalents are summarized as follows:

	June 30,	December 31,
	2010	2009

Cash at bank	$5,311,269	$2,975,991
Cash in hand	73,287	85,865
	$5,384,556	$3,061,856

Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of cash and cash equivalents (Note 2). As of June 30, 2010 and December 31, 2009, substantially all of the Company’s cash and cash equivalents were held by major banks located in the PRC, which management believes are of high credit quality.

CLASSIC BOND DEVELOPMENT LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2010 AND 2009

5. Restricted Cash

	June 30,	December 31,
Bank deposits held by:	2010	2009

Mr. Fangrong, Zheng – Anshun city of Guizhou province	$917,957	$914,117
Mr. Jinping Zeng - Yiwu city of Zhejiang province	734,365	731,294
	$1,652,322	$1,645,411

At June 30, 2010 and December 31, 2009, the restricted cash represented bank deposits of $1,652,000 (equivalent to RMB11,500,000) held by two escrow agents on behalf of the company for registered capital and operating cash flow purposes of two new subsidiary companies to be established in Anshun city, Guizhou province and Yiwu city, Zhejiang province.

6. Equipment Deposit

Equipment deposit consists of:

	June 30,	December 31,
	2010	2009

Equipment deposit for purchase computers	$15,088	$81,217

7. Inventory

Inventory consists of:

	June 30,	December 31,
	2010	2009

Purchased IC cards	$216,983 $	204,971

There was no allowance made for obsolete or slow moving inventory as of June 30, 2010 and December 31, 2009.

CLASSIC BOND DEVELOPMENT LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2010 AND 2009

8. Property, Plant and Equipment

Property, plant and equipment consist of the following:

	June 30,	December 31,
	2010	2009

Leasehold improvement	$2,677,738	$2,388,938
Café computers equipments and hardware	4,360,723	3,333,037
Café furniture and fixtures	1,125,720	858,846
Office furniture, fixtures and equipments	25,152	21,117
Motor vehicle	245,655	94,072
	$8,434,988	$6,696,010
Less: Accumulated depreciation	(3,889,780)	(3,169,385)
Property and equipment in service, net	4,545,208	3,526,625
Construction in progress	46,265	46,071
Property and equipment, net	$4,591,473	$3,572,696

During the three months ended June 30, 2010, depreciation expenses amounted to $365,574, of which $358,369 and $ 7,205 were recorded as cost of sales and general and administrative expense, respectively.

During the three months ended June 30, 2009, depreciation expenses amounted to $335,153, of which $328,187 and $ 6,966 were recorded as cost of sales and general and administrative expense, respectively.

During the six months ended June 30, 2010, depreciation expenses amounted to $704,376, of which $689,999 and $ 14,377 were recorded as cost of sales and general and administrative expense, respectively.

During the six months ended June 30, 2009, depreciation expenses amounted to $625,766, of which $613,187 and $ 12,579 were recorded as cost of sales and general and administrative expense, respectively.

9. Intangible Assets

Intangible assets are summarized as follows:

	June 30,	December 31,
	2010	2009
	(Unaudited)

Business License	$59,495	$-
Customer Lists	81,526	-
	141,021	-
Less: Accumulated Amortization	5,799	-
Total	$135,222	$-

Amortization expense for the six months ended June 30, 2010 and 2009 was $5,799 and $0, respectively; Annual amortization is approximately $47,000 for the next three years.

CLASSIC BOND DEVELOPMENT LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2010 AND 2009

10. Short Term Loan

The short term loan due within one year as of June 30, 2010 and December 31, 2009 consist of the following:

			June 30,	December 31,
			2010	2009
Bank	Loan Period	Interest rate

China Construction Bank	October 27, 2009 to October 25, 2010	6.372%	$146,873	$146,259

On October 27, 2009, the Company entered into a loan agreement with China Construction Bank for $146,873 (RMB1,000,000) which was secured by director’s guarantee. The annual interest rate is 6.372% and is due on October 25, 2010.

11. Due To A Director

	June 30,	December 31,
	2010	2009

Mr. Guo Di Shan, a director of the Company	$200,970	$5,162

The amount due to Mr. Guo Di Shan is unsecured with no stated interest or repayment terms.

12. Income and Other Tax Payables

Income and other tax payables consist of the following:

	June 30,	December 31,
	2010	2009

Business tax payable	$337,100	$240,015
Income tax	436,263	280,027
Withhold Individual income tax payable	1,431	2,907
Other tax payables	3,541	2,521
Total	$778,335	$525,470

CLASSIC BOND DEVELOPMENT LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2010 AND 2009

13. Income Tax

The Company incorporated in PRC is subject to PRC enterprises income tax at the applicable tax rates on the taxable income as reported in their Chinese statutory accounts in accordance with the relevant enterprises income tax laws. Junlong was charged a tax rate of 20% of its taxable income in 2009 and 22% in 2010.

The Company uses the liability method, where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes. There are no material timing differences and therefore no deferred tax asset or liability at June 30, 2010. As approved by the relevant tax authority in the PRC, Junlong’s income tax rates will be 24% for 2011 and thereafter.

The income tax provision consists of the following:

	June 30, 2010	June 30, 2009

Current	$768,521	$497,040
Deferred	-	-
	$768,521	$497,040

The Company applied the provisions of ASC 740.10.50, “Accounting For Uncertainty In Income Taxes”, which provides clarification related to the process associated with accounting for uncertain tax positions recognized in our financial statements. ASC 740.10.50 prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken, or expected to be taken, in a tax return. ASC 740.10.50 also provides guidance related to, among other things, classification, accounting for interest and penalties associated with tax positions, and disclosure requirements. The Company recognizes accrued interest and penalties related to unrecognized tax benefits in the provision for income taxes in the statements of operation. The Company’s policy for recording interest and penalties associated with audits is to record such items as a component of income tax expense.

As of June 30, 2010, the Company is subject to potential audit by the PRC tax bureau for three years afterwards. As of June 30, 2010 and 2009, the Company did not accrue any interest and penalties in connection with ASC 740.10.50.

14. Employee Benefits

The Company contributes to a state pension scheme organized by municipal and provincial governments in respect of its employees in PRC. The compensation expense related to this plan, which is calculated at a range of 8% of the average monthly salary. The compensation expense was $2,197 and $1,670 for the three months ended June 30, 2010 and 2009, respectively. The compensation expense was $2,931 and $2,968 for the six months ended June 30, 2010 and 2009, respectively.

CLASSIC BOND DEVELOPMENT LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2010 AND 2009

15. Commitments and Contingencies

Operating Leases

In the normal course of business, the Company leases office space and internet cafes under operating leases agreements, which expire through 2014. The Company rents internet cafes venues and office space, primarily for regional sales administration offices that are conducive to administrative operations. The operating leases agreements generally contain renewal options that may be exercised in the Company's discretion after the completion of the base rental terms. In addition, many of the leases provide for regular increases to the base rental rate at specified intervals, which usually occur on an annual basis.

As of June 30, 2010, the Company was obligated under operating leases requiring minimum rentals as follows:

Fiscal year
Remainder of 2010	$559,815
2011	962,786
2012	726,786
2013	441,333
2014 and thereafter	414,769
$3,105,489

During the three months ended June 30, 2010, rent expenses amounted to $ 248,017, of which $235,781 and $12,236 was recorded as cost of sales and general and administrative expense, respectively.

During the three months ended June 30, 2009, rent expenses amounted to $208,770, of which $206,577 and $2,193 was recorded as cost of sales and general and administrative expense, respectively.

During the six months ended June 30, 2010, rent expenses amounted to $456,910, of which $442,480 and $14,430 was recorded as cost of sales and general and administrative expense, respectively.

During the six months ended June 30, 2009, rent expenses amounted to $406,095, of which $401,711 and $4,384 was recorded as cost of sales and general and administrative expense, respectively.

Incorporation of Two New Subsidiary Companies

The Company is committed to establish two new subsidiary companies, which are located in Yiwu city, Zhejiang province and Anshun city, Guizhou province with the investment of approximately $2.195 million (equivalent to RMB15 million) each, with total of $4.39 million as registered capital and operating cash flow purposes. The registered capital of each subsidiary company will be $0.439 million (RMB3,000,000). As of June 30, 2010 and December 31, 2009, the Company paid approximately $1.6 million (RMB11.25 million) in total to two escrow agents and the amounts were recorded under restricted cash.

Upon the establishment of the two subsidiary companies, the two escrow agents will be appointed as the General Manager of the two subsidiary companies. The Company is committed to pay a monthly salary of approximately $1,100 (RMB7,500) plus 3% of the net income of the respective subsidiary companies as bonus.

CLASSIC BOND DEVELOPMENT LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2010 AND 2009

16. Concentrations, Risks, and Uncertainties

The Company did not have any customer constituting greater than 10% of net sales for the three months and six months ended June 30, 2010 and 2009.

At June 30, 2010 and December 31, 2009, there was one supplier of consignment snacks and drinks accounted for 100% of the Company’s account payable, with a total amount of $56,678 and $33,979 respectively.

17. Operating Risk

Interest rate risk

The interest rates and terms of repayment of bank and other borrowings are disclosed in Note 10. Other financial assets and liabilities do not have material interest rate risk.

Foreign currency risk

Most of the transactions of the Company were settled in Renminbi. In the opinion of the directors, the Company does not have significant foreign currency risk exposure.

Company’s operations are substantially in foreign countries

Substantially all of the Company’s services are provided in China. The Company’s operations are subject to various political, economic, and other risks and uncertainties inherent in China. Among other risks, the Company’s operations are subject to the risks of restrictions on transfer of funds; export duties, quotas, and embargoes; domestic and international customs and tariffs; changing taxation policies; foreign exchange restrictions; and political conditions and governmental regulations.

The Chinese government began tightening its regulation of internet cafes since 2001. In particular, a large number of unlicensed internet cafes have been closed. In addition, the Chinese government has imposed higher capital (RMB10,000,000 for regional internet café chain is required and RMB50,000,000 for national internet café chain) and facility requirements for the establishment of internet cafes. Furthermore, the Chinese government’s policy, which encourages the development of a limited number of national and regional internet cafe chains and discourages the establishment of independent internet cafes, may slow down the growth of internet cafes. Recently, the Ministry of Culture, together with other government authorities, issued a joint notice suspending the issuance of new internet cafe chain licenses. Any intensified government regulation of internet cafes could restrict our ability to maintain and expand our internet cafes.

Currently, the Company uses only one internet service provider. However, there are other internet service providers available to the Company. The management of the Company believes that the risk of loss of internet services is not that high because of other service providers available to the Company.

CLASSIC BOND DEVELOPMENT LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2010 AND 2009

18. Segment Information

The Company applies the provisions of ASC 280 Segment Reporting. The Company views its operations and manages its business as one segment: the operation of internet café chain. Factors used to identify the Company's single operating segment include the organizational structure of the Company and the financial information available for evaluation by the chief operating decision-maker in making decisions about how to allocate resources and assess performance. The Company operates predominantly in one geographical area, the PRC.

19. Subsequent Event

Reverse Acquisition

On July 2, 2010, the China Unitech Group, Inc. (“China Unitech”), entered into a share exchange transaction with Classic Bond Development Limited, a British Virgin Islands corporation (“Classic Bond”), and the shareholders of Classic Bond. Pursuant to the Share Exchange Agreement, the China Unitech acquired 100% of the issued and outstanding capital stock of Classic Bond in exchange for 19,000,000 newly issued shares of the Company’s common stock, which represented approximately 94% of the 20,200,000 issued and outstanding shares of common stock after the transaction and after the coincident cancellation of 4,973,600 shares of common stock held by the Company’s former majority stockholder. The business, assets and liabilities did not change as a result of the reverse acquisition.

The Company evaluated subsequent events from the balance sheet date through when the report is issued.